SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

May 6, 2010

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 - 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 6, 2010 (the “Closing Date”), DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Borrower”), the operating partnership of DuPont Fabros Technology, Inc., a Maryland corporation (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) providing for an $85 million unsecured revolving credit facility (the “Facility”) with KeyBank National Association (“KeyBank”), as administrative agent (the “Agent”) and a lender, and the other lending institutions that are parties thereto (the “Lenders”) and KeyBanc Capital Markets, as sole lead arranger and sole book manager. The Facility has an initial maturity date of May 6, 2013, with a one-year extension option, subject to the payment of an extension fee equal to 50 basis points on the amount of the Facility at initial maturity and certain other customary conditions.

The Facility is unconditionally guaranteed (the “Guaranty”), jointly and severally, on a senior unsecured basis by the Company and all of the Borrower’s subsidiaries that currently guaranty the obligations under the Company’s Indenture governing the terms of its 8 1/2% senior notes due 2017, including the subsidiaries that own the ACC2, ACC3, ACC4, VA3, VA4 and CH1 data centers, the ACC5 and ACC6 parcels of land and the NJ1 development property, but excluding the owners of the SC1, SC2 and ACC7 parcels of land.

The Borrower may elect to have borrowings under the Facility bear interest at (i) LIBOR plus 450 basis points (with LIBOR at no time being less than 1%) or (ii) a base rate plus 300 basis points. The amount available for borrowings under the Facility will be determined according to a calculation comparing the value of certain unencumbered properties designated by the Borrower at such time relative to the amount of the Borrower’s unsecured debt. The properties designated as unencumbered properties on the Closing Date were the ACC2, ACC3, VA3, VA4 and CH1 data centers, the SC1, SC2 and ACC7 parcels of land and the NJ1 development property. Up to $25 million of borrowings under the Facility may be used for letters of credit. The Borrower may increase the amount of the Facility by up to an additional $15 million at any time prior to May 6, 2011, to the extent that any one or more lenders commit to being a lender for the additional amount and certain other customary conditions are met (including a fee payable to the lenders to be determined at the time of the increase).

The Credit Agreement requires that the Company, the Borrower and their subsidiaries comply with various covenants, including with respect to restrictions on liens, incurring indebtedness, making investments, effecting mergers and/or asset sales, and certain restrictions on dividend payments. In addition, the Credit Agreement imposes financial maintenance covenants relating to, among other things, the following matters:

•	unsecured debt not exceeding 60% of the value of unencumbered assets;

•	net operating income generated from unencumbered properties divided by the amount of unsecured debt being not less than 12.5%;

•	total indebtedness not exceeding 60% of gross asset value;

•	fixed charge coverage ratio being not less than 1.70 to 1.00; and

•

tangible net worth being not less than $750 million plus 80% of the sum of (i) net equity offering proceeds and (ii) the value of equity interests issued in connection with a contribution of assets to the Borrower or its subsidiaries.

The Credit Agreement includes customary events of default, the occurrence of which, following any applicable cure period, would permit the Lenders to, among other things, declare the principal, accrued interest and other obligations of the Borrower under the Facility to be immediately due and payable.

The foregoing does not purport to be a complete description of the terms of the Credit Agreement and the Guaranty, and such description is qualified in its entirety by reference to the Credit Agreement and the Guaranty, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

From time to time, the Company has had customary commercial and/or investment banking relationships with KeyBank, Macquarie Capital (USA) Inc., Royal Bank of Canada, Bank of America, N.A. and Raymond James Bank, FSB, and/or certain of their affiliates, all of which are also lenders under the Facility.

* * *

The Company also issued a press release on May 11, 2010 announcing that the Borrower had entered into the Credit Agreement, a copy of which is filed herewith as Exhibit 99.1.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Credit Agreement, dated as of May 6, 2010, by and among DuPont Fabros Technology, L.P., as Borrower, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager

10.2	Guaranty, dated as of May 6, 2010, by DuPont Fabros Technology, Inc., Grizzly Equity LLC, Grizzly Ventures LLC, Lemur Properties LLC, Porpoise Ventures LLC, Quill Equity LLC, Rhino Equity LLC, Tarantula Interests LLC, Tarantula Ventures LLC, Whale Holdings LLC, Whale Interests LLC, Whale Ventures LLC, Yak Management LLC, Yak Interests LLC, Xeres Management LLC, Xeres Interests LLC, and Fox Properties LLC for the benefit of the Agent and the Lenders

99.1	Press Release of the Company announcing entering into the Credit Agreement, dated May 11, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

May 11, 2010	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Credit Agreement, dated as of May 6, 2010, by and among DuPont Fabros Technology, L.P., as Borrower, KeyBank National Association as Agent and a Lender, and the other lending institutions that are parties thereto (and the other lending institutions that may become party thereto), as Lenders, and KeyBanc Capital Markets, as Sole Lead Arranger and Sole Book Manager

10.2	Guaranty, dated as of May 6, 2010, by DuPont Fabros Technology, Inc., Grizzly Equity LLC, Grizzly Ventures LLC, Lemur Properties LLC, Porpoise Ventures LLC, Quill Equity LLC, Rhino Equity LLC, Tarantula Interests LLC, Tarantula Ventures LLC, Whale Holdings LLC, Whale Interests LLC, Whale Ventures LLC, Yak Management LLC, Yak Interests LLC, Xeres Management LLC, Xeres Interests LLC, and Fox Properties LLC for the benefit of the Agent and the Lenders

99.1	Press Release of the Company announcing entering into the Credit Agreement, dated May 11, 2010

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